Exhibit 32.1

     CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
     18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEYACT OF 2002

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”) by Texola Energy Corporation (the “Registrant”), and the undersigned hereby certifies that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of and for the periods presented in the Report.

By:	/s/ Rhonda Stevenson
Rhonda Stevenson
Chief Executive Officer
and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

Date:	April 14, 2009

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Texola Energy Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.